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                                                                EXHIBIT 5.1



                         LEWIS, RICE & FINGERSH, L.C.

                               ATTORNEYS AT LAW

                         500 N. BROADWAY, SUITE 2000
                       ST. LOUIS, MISSOURI  63102-2147

                              TEL (314) 444-7600
                              FAX (314) 241-6056

                                 May 4, 1998





Reinsurance Group of America,
         Incorporated
660 Mason Ridge Center Drive
St. Louis, Missouri 63141-8557

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         You have requested our opinion in connection with the registration of $316,250,000 of Non-Voting Common Stock, par value $0.01 per share, with the Securities and Exchange Commission for Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company").

         As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Non-Voting Common Stock. We have examined and are familiar with the Restated Articles of Incorporation and Bylaws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

         Based on the foregoing, we are of the opinion that the Non-Voting Common Stock will, upon the effectiveness of the proposed amendment to the Company's Restated Articles of Incorporation authorizing 20,000,000 shares of Non-Voting Common Stock and the issuance and delivery of the Non-Voting Common Stock in accordance with the terms and provisions of the Registration Statement, be legally issued, fully paid and non-assessable.

         This opinion is rendered only with respect to the laws of the United States of America, and the laws of the State of Missouri.

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                        LEWIS, RICE & FINGERSH, L.C.

Reinsurance Group of America, Incorporated
May 4, 1998
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus filed as a part therof.

                                            Very truly yours,

                                            /s/ LEWIS RICE & FINGERSH, L.C.

                                            Lewis Rice & Fingersh, L.C.